EXHIBIT 32.1
Richard J. DeVries, President and Chief Executive Officer of Pavilion Bancorp, Inc. and Mark D. Wolfe, Chief Financial Officer of Pavilion Bancorp, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)	the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Pavilion Bancorp, Inc..

Dated: August 10, 2006	/s/ Richard J. DeVries Richard J. DeVries
President and Chief Executive Officer

/s/ Mark D. Wolfe

Mark D. Wolfe
Chief Financial Officer